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                                  EXHIBIT 23.1

                       CONSENT OF TROUT, EBERSOLE & GROFF


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                                                                    EXHIBIT 23.1





         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 20, 2000 accompanying the consolidated financial statements of Sterling Financial Corporation and Subsidiaries included in the 1999 Annual Report on Form 10-K for the year ended December 31, 1999. We consent to the incorporation by reference of such report in the Registration Statements of Sterling Financial Corporation on Form S-3 (Registration No. 33-55131), on Form S-4 (Registration No. 333-33976) and on Form S-4A (Registration No. 333-33976).

                                            /s/ Trout, Ebersole & Groff, LLP
Lancaster, Pennsylvania                     TROUT, EBERSOLE & GROFF, LLP
January 15, 2001                            Certified Public Accountants